UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 4, 2009
WESTMORELAND COAL COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-11155	23-1128670

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 North Cascade Avenue, 2nd Floor, Colorado Springs, CO	80903

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (719) 442-2600
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.
On November 4, 2009, Westmoreland Coal Company (the “Corporation”) adopted a revised Code of Conduct (“Code”) applicable to its officers, directors and employees. The Code was revised, among other things, to: (1) enhance the overall readability and understanding of the Code; (2) update its visual appeal and tone; (3) enhance the Code’s language to clarify and emphasize key compliance areas; and (4) expand or include discussion of certain topics, including privacy laws, regulatory compliance, workplace safety and environmental stewardship. The adoption of the revised Code did not result in any waiver, explicit or implicit, of any provision of the Corporation’s previous Code.
The foregoing summary of the revised Code does not purport to be complete and is qualified in its entirety by reference to the full text of the revised Code, which is attached as Exhibit 14.1 to this Current Report on Form 8-K and incorporated herein by reference. The revised Code has been posted on the Investor Relations section of the Corporation’s website at www.westmoreland.com.
Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
14.1	Code of Conduct

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTMORELAND COAL COMPANY
Date: November 9, 2009	By:	/s/ Morris W. Kegley
Morris W. Kegley, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
14.1	Code of Conduct